Exhibit 99.1

Blueprint Medicines to Expand Precision Therapy Leadership in Lung Cancer with Acquisition of Lengo Therapeutics

-- Adds LNG-451, a highly selective brain-penetrant precision therapy targeting EGFR exon 20 insertion mutations, to Blueprint Medicines’ lung cancer pipeline

-- Lengo Therapeutics on track to submit IND to FDA for LNG-451 by the end of 2021

-- Lengo Therapeutics to be acquired for $250 million in cash plus $215 million in future potential payments based on the achievement of certain approval and sales-based milestones

-- Blueprint Medicines to host investor conference call and webcast today at 8:30 a.m. ET

CAMBRIDGE, Mass. and San Diego, Calif., Nov. 29, 2021 /PRNewswire/ -- Blueprint Medicines Corporation (NASDAQ: BPMC) today announced that the company has entered into a definitive agreement under which it will acquire Lengo Therapeutics, a privately held precision oncology company, for $250 million in cash plus up to $215 million in additional potential payments based on the achievement of certain regulatory approval and sales-based milestones.

The acquisition includes Lengo Therapeutics’ lead compound LNG-451, a potential best-in-class oral precision therapy in development for the treatment of non-small cell lung cancer (NSCLC) in patients with EGFR exon 20 insertion mutations. Preclinical data show LNG-451 potently inhibits all common EGFR exon 20 insertion variants with marked selectivity over wild-type EGFR and off-target kinases. In addition, LNG-451 is highly brain-penetrant and has demonstrated compelling activity in a preclinical intracranial disease model.

Based on these and other preclinical data, Lengo Therapeutics anticipates it will submit an investigational new drug (IND) application for LNG-451 to the U.S. Food and Drug Administration (FDA) in December 2021.

“Our acquisition of Lengo Therapeutics deepens our commitment to advancing precision oncology therapies and specifically expands our opportunity to transform treatment for patients with EGFR-driven lung cancer,” said Jeff Albers, Chief Executive Officer of Blueprint Medicines. “The Lengo team has done tremendous work in designing a highly selective therapeutic candidate tailored to the needs of patients with EGFR exon 20 lung cancer, including features with the potential to enable treatment or prevention of brain metastases. With our integrated precision therapy research, development and commercial capabilities, Blueprint Medicines is perfectly positioned to carry forward this compound into the clinic and deliver on our goal to meaningfully advance care for NSCLC patients with EGFR exon 20 insertion mutations.”

“With a proven track record of developing and delivering precision therapies for patients with significant medical needs and a compelling lung cancer portfolio, Blueprint Medicines is unique in its abilities to quickly progress LNG-451,” said Enoch Kariuki, Chief Executive Officer of Lengo Therapeutics. “From our inception, the Lengo Therapeutics team has focused on generating best-in-class compound profiles, prioritizing those with brain penetration along with high potency and selectivity, like LNG-451. I am incredibly proud of the team for getting us to this point and excited to see the programs continue under Blueprint Medicines’ leadership.”

With the addition of LNG-451, Blueprint Medicines will have three investigational compounds, each with best-in-class potential, that cover the majority of all activating mutations in EGFR, the second most common oncogenic driver in NSCLC.1 Approximately 12 percent of activating EGFR mutations are exon 20 insertions and significant medical need remains for patients harboring these mutations, including new treatment options with improved tolerability, combinability and enhanced brain penetration to treat or prevent brain metastases.1

The acquisition also brings additional undisclosed preclinical precision oncology programs and research tools, including a catalog of covalent, highly brain penetrant kinase inhibitors that Blueprint Medicines plans to add to its proprietary compound library to further enable future drug discovery efforts.

Blueprint Medicines anticipates the acquisition will close in the fourth quarter of 2021, subject to certain conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

Goldman Sachs & Co. LLC is acting as financial advisor to Blueprint Medicines and Goodwin Procter LLP is acting as its legal counsel. Centerview Partners LLC is acting as financial advisor to Lengo Therapeutics and Cooley LLP is acting as its legal counsel.

Conference Call Information

Blueprint Medicines will host a live webcast beginning at 8:30 a.m. ET today to discuss the planned acquisition of Lengo Therapeutics. To access the live call, please dial 844-200-6205 (domestic) or 929-526-1599 (international) and refer to conference ID 936793. A webcast of the conference call will be available under "Events and Presentations" in the Investors & Media section of Blueprint Medicines' website at http://ir.blueprintmedicines.com. The archived webcast will be available on Blueprint Medicines' website approximately two hours after the conference call and will be available for 90 days following the call.

About Blueprint Medicines’ EGFR Development Program

Derived from Blueprint Medicines’ proprietary research platform, BLU-945 and BLU-701 are investigational next-generation EGFR non-covalent tyrosine kinase inhibitors. Both treatments are specifically designed to provide comprehensive coverage of the most common activating and on-target resistance mutations, spare wild-type EGFR and other kinases to limit off-target toxicities and enable a range of combination strategies, and treat or prevent central nervous system metastases. BLU-945 is currently being evaluated in the Phase 1/2 SYMPHONY trial in patients with previously treated EGFR-driven NSCLC (NCT04862780). In addition, Blueprint Medicines plans to initiate a Phase 1/2 trial of BLU-701 in the fourth quarter of 2021.

About Lengo Therapeutics

Lengo Therapeutics is a biopharmaceutical company committed to developing novel, small molecule precision therapeutics that target driver mutations in oncology. Lengo Therapeutics’ team is comprised of scientists and industry leaders with extensive expertise in kinase biology, covalent drug-target technology, and oncology drug development. The company’s initial focus is on developing inhibitors of protein kinases with mutations known as EGFR exon 20 insertions which are associated with poor prognoses in non-small cell lung cancer and other solid tumors. Lengo Therapeutics is based in San Diego and is backed by Frazier Healthcare Partners and Velosity Capital.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and hematologic disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for genomically defined cancers, systemic mastocytosis, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding plans, strategies, timelines and expectations for Blueprint Medicines’ current or future approved drugs and drug candidates, including timelines for marketing applications and approvals, the initiation of clinical trials or the results of ongoing and planned clinical trials; Blueprint Medicines’ plans, strategies and timelines to nominate development candidates; plans and timelines for additional marketing applications for avapritinib and pralsetinib and, if approved, commercializing avapritinib and pralsetinib in additional geographies or for additional indications; the potential benefits of any of Blueprint Medicines’ current or future approved drugs or drug candidates in treating patients; the potential benefits of Blueprint Medicines’ collaborations; timelines and expectations for the proposed acquisition (including future performance and revenue); and Blueprint Medicines’ strategy, goals and anticipated financial performance, milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; Blueprint Medicines’ ability to complete the proposed acquisition in a timely manner or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed acquisition; and the success of Blueprint Medicines’ current and future collaborations, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Blueprint Medicines Contacts

Media:

Sarah Mena Guerrero

+1 (617) 714-6684

media@blueprintmedicines.com

Investor Relations:

Kristin Hodous

+1 (617) 714-6674

ir@blueprintmedicines.com

Lengo Therapeutics Contact

Media:

Kimberly Ha, KKH Advisors

+1 (917) 291-5744

Kimberly.ha@kkhadvisors.com

1 Riess JW, Gandara DR, Frampton GM, et al. “Diverse EGFR Exon 20 Insertions and Co-Occurring Molecular Alterations Identified by Comprehensive Genomic Profiling of NSCLC”. J Thorac Oncol. 2018;13(10):1560-1568. doi:10.1016/j.jtho.2018.06.019